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                                 EXHIBIT 10.20



June 27, 1995



Mr. David Norton
103 Andover Drive
Prospect Heights, IL 60070

Dear Dave:

This letter is intended to define the terms of the employment offer being proposed by Eagle Food Centers, Inc. and is contingent on the final approval of the Board of Directors.

Title:             Senior Vice President of Retailing

Duties: Position shall be responsible for sales, marketing, procurement, merchandising, gross profit, inventory and inventory turns covering all product divisions and retail stores. At company discretion, these functional alignments and responsibilities may be modified.

Salary:            $125,000 per year

Bonus: Participation in the Eagle bonus plan at the senior vice president targeted norm of fifty (50%) percent of base salary in accordance with the amount set by the Board of Directors. Payout or partial payout is contingent on company performance with final determination solely vested with the Board of Directors.

Hiring             Effective on the start date of hire, Eagle will provide a
Incentive:         one time payment in the amount of ten thousand ($10,000)
                   dollars. Should you elect to leave Eagle's employ within six (6) months of your start date of hire, said money shall be repaid within thirty (30) days of the effective termination.

Stock              Eagle will provide options based on the following criteria:
Option:            -- Award Level

                   (1) Effective on the one year anniversary of the start date,
                       25,000 shares @$2.50 per share
                   (2) Effective on the second year anniversary of the start
                       date, 25,000 shares @$3.50 per share
                   (3) Effective on the third year anniversary of the start
                       date, 25,000 shares @$4.50 per share
                   (4) Any change of ownership defined as the sale of more than fifty (50%) percent of common stock to an entity other than the public shall immediately vest said options regardless of accumulated length of service
                       -- Options must be exercised within ten (10) years of award thereof or once eligible, within thirty (30) days following the termination of employment.

Relocation:        Eagle will provide reimbursement of all usual and customary real estate fees associated with the sale of your primary residence not to exceed seven percent





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                   (7%) of the purchase price.  Packing and movement of
                   household goods will be provided in accordance with company policy. Execution of the physical move must be completed within nine (9) months of your date of hire or the terms described above shall be vacated.

Vacation:          1995:  one (1) week
                   1996:  three (3) weeks
                   1997:  four (4) weeks

Benefits:          Enrollment in all company benefit plans shall coincide and be effective as of your start date. (Packet has been previously provided).

Separation:        If at any time during your employ with Eagle you are
                   terminated with or without cause, except for the conviction of a felony, plead of no lo contendre to a felony, failure to perform duties after receipt of appropriate warnings, or embezzlement, fraud, or theft of company property, you shall receive eighteen (18) months of compensation based on your base salary at the time of separation. Health benefits will also be continued throughout this eighteen (18) month period; however, if you become eligible to participate in any other group plan within this continuation period, benefits as provided by Eagle will be terminated.

Hopefully, you will find this summary to be acceptable. Eagle offers a great challenge and the chance to participate in an exciting turnaround effort. It will be a pleasure working with you again and I look forward to building a successful company with you as a key member of the senior management team. Please give me a call so we can finalize. Thanks.

Cordially,



Robert J. Kelly
President and C.E.O.





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